REGENT SEVEN SEAS CRUISES REPORTS RESULTS
FOR FOURTH QUARTER AND FULL YEAR 2012:
REVENUE GROWTH OF 8.6 PERCENT AND 8.9 PERCENT RESPECTIVELY

MIAMI, March 7, 2013 - Regent Seven Seas Cruises (Seven Seas Cruises S. DE R.L. or the “Company”) reported financial results today for the fourth quarter and full year ended December 31, 2012.

•
Fourth quarter revenue reached a record amount of $117.2 million, an increase of 8.6 percent over the fourth quarter of 2011 despite stable capacity. Net Per Diem for the fourth quarter of 2012 increased 1.8 percent over the fourth quarter of 2011. Adjusted EBITDA was $9.6 million in the fourth quarter of 2012 compared with $14.5 million in the fourth quarter of 2011.

•
Full year revenue reached a record of $529.1 million, an increase of 8.9 percent over full year 2011. Net Yield for full year 2012 was a record $484.50, an increase of 0.6 percent over full year 2011 while occupancy also reached a record 94.4% in 2012, an increase of 2.5 percentage points over 2011. Adjusted EBITDA was $87.9 million for full year 2012 compared with $96.7 million for full year 2011.

Commenting on the full year 2012, the Company's Chairman and CEO, Frank Del Rio stated, “We are pleased with our record revenue, Net Yields and occupancy achieved this year. Given the challenges presented in Europe and the economic and political uncertainty in the U.S., the results once again validate our philosophy of including additional value in our already industry leading all-inclusive product offerings rather than discounting cruise fares. Our continued focus on the experiences of our guests and travel agency partners has resulted in the Company being named Best For Luxury by Cruise Critic. We are also pleased to report that we successfully re-priced our first lien term loan on February 1st, which lowered our margin by 150 basis points. We believe this is another testament to our strong financial performance."
Other key operating metrics for the fourth quarter of 2012 compared to the prior year are as follows:

•
Net Cruise Cost, excluding Fuel and Other expense, per APCD, increased 8.9 percent for the fourth quarter primarily driven by non-recurring restructuring charges, additional sales and marketing initiatives in the quarter, increased port expense due to changes in itinerary mix and increased operating costs due to signing a five year agreement with Wartsila to maintain the engines throughout the fleet.

•	Fuel expense, net of settled fuel hedges, was $10.9 million compared to $9.3 million for the fourth quarter of 2011 driven by higher prices slightly offset by lower consumption.

•	Other expense was $1.1 million compared to $1.2 million for the fourth quarter of 2011.

Other key operating metrics for the year ended 2012 compared to the prior year are as follows:

•
Net Cruise Cost, excluding Fuel and Other expense, per APCD, increased 5.2 percent over 2011 primarily driven by non-recurring restructuring charges, increased port expense due to changes in itinerary mix and increased operating costs due to signing a five year agreement with Wartsila to maintain the engines throughout the fleet.

•
Fuel expense, net of settled fuel hedges, was $41.3 million compared to $35.5 million in 2011 driven by higher prices partially offset by lower consumption. As of December 31, 2012, the Company has hedged approximately 56% of expected fuel consumption for 2013 and 29% of expected fuel consumption for 2014.

•	Other expense was $9.2 million compared to $14.0 million in 2011. The 2012 decrease is due to expenses associated with two dry-docks in 2011 versus one in 2012.

About Regent Seven Seas Cruises
Regent Seven Seas Cruises is the world's most inclusive luxury cruise line. Fares include all-suite accommodations, round-trip air, highly personalized service, acclaimed cuisine, fine wines and spirits, sightseeing excursions in every port, a pre-cruise luxury hotel package and gratuities. Three award-winning, all-suite vessels, Seven Seas Mariner, Seven Seas Voyager and Seven Seas Navigator, are among the most spacious at sea and visit more than 250 destinations around the globe.

About Prestige Cruise Holdings
Prestige Cruise Holdings (PCH) is the parent company of Oceania Cruises and Regent Seven Seas Cruises. PCH manages select assets in Apollo Management's cruise investment portfolio and is led by Chairman & CEO Frank J. Del Rio and President & COO Kunal S. Kamlani. PCH is the market leader in the upper-premium and luxury segments of the cruise industry with over 6,400 berths between the Oceania Cruises and Regent Seven Seas Cruises brands.

Investor Relations Contact	Media Contact
Jason Worth	Susan Robison
Senior Director, Treasury & Investor Relations	Vice President, Corporate Communications
305-514-2245	305-514-3912
jworth@prestigecruiseholdings.com	srobison@prestigecruiseholdings.com

Terminology
Adjusted EBITDA is EBITDA plus certain non-cash or non-recurring expenses and charges as well as the impact of settled fuel hedges.
Available Passenger Cruise Days (“APCD”) is our measurement of capacity and represents double occupancy per cabin multiplied by the number of cruise days for the period.
EBITDA is net income (loss) excluding depreciation and amortization, net interest expense, and income tax benefit (expense).
Gross Cruise Cost represents the sum of total cruise operating expense plus selling and administrative expense.
Gross Yield represents total revenue per APCD.
Net Cruise Cost represents Gross Cruise Cost excluding commissions, transportation and other expense, and onboard and other expense.
Net Cruise Cost excluding Fuel and Other represents Gross Cruise Cost excluding commissions, transportation and other expense, onboard and other expense, fuel expense and other expense.
Net Per Diem represents Net Revenue divided by Passenger Days Sold.
Net Revenue represents total revenue less commissions, transportation and other expense and onboard and other expense.
Net Yield represents Net Revenue per APCD.
Occupancy is calculated by dividing Passenger Days Sold by APCD.
Passenger Days Sold (“PDS”) represents the number of revenue passengers carried for the period multiplied by the number of days within the period of their respective cruises.

Non-GAAP Financial Measures
We use certain non-GAAP financial measures, such as EBITDA, Adjusted EBITDA, Net Revenue, Net Per Diem, Net Yield, and Net Cruise Cost to enable us to analyze our performance. We utilize these financial measures to manage our business on a day-to-day basis and we believe that they are the most relevant measure of our performance, and some of these measures are commonly used in the cruise industry to measure performance. Our use of non-GAAP financial measures may not be comparable to other companies within our industry.
EBITDA is used by management to measure operating performance of the business. Management believes EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of our business, such as sales growth, operating costs, selling, general and administrative expenses and other operating income and expense. While EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast our business performance. This non-GAAP financial measure has certain material limitations, including:

•
It does not include net interest expense. As we have borrowed money for general corporate purposes, interest expense is a necessary element of our costs and ability to generate profits and cash flows; and

•
It does not include depreciation and amortization expense. As we use capital assets, depreciation and amortization are necessary elements of our costs and ability to generate profits and cash flows. Management compensates for these limitations by using EBITDA, as defined, as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, net interest expense, and income tax benefit (expense), are reviewed separately by management.

Management believes EBITDA and Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends of the Company and an enhanced overall understanding of our financial performance and prospects for the future. Adjusted EBITDA is also used as a basis to calculate our adherence to certain debt covenant ratios. Certain covenants in our debt agreement are based on financial ratios that reference Adjusted EBITDA. Such covenants restrict our ability to incur or guarantee additional debt and make certain acquisitions in each case under certain circumstances and subject to various exceptions.
We believe that the inclusion of the supplemental adjustments applied in calculating Adjusted EBITDA for purposes of such ratios is appropriate to provide additional information to investors to assess our ability to take certain actions in the future, such as the incurrence of additional secured indebtedness. You are encouraged to evaluate the adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

EBITDA and Adjusted EBITDA are not defined terms under GAAP. Adjusted EBITDA differs from the term "EBITDA" as it is commonly used. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments, and it is subject to certain additional adjustments as permitted under our debt agreement. Our use of Adjusted EBITDA may not be comparable to other companies within our industry.

Forward-Looking Statements
This release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, without limitation, those regarding our business strategy, financial position, results of operations, plans, prospects and objectives of management for future operations (including development plans and objectives relating to our activities) and our fourth quarter results (which reflect what the Company currently expects to report and are subject to adjustment), are forward-looking. Many, but not all, of these statements can be found by looking for terms like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “could,” “will,” “may,” “might,” “forecast,” “estimate,” “intend,” and “future” and for similar words. Forward-looking statements reflect management's current expectations and do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, our substantial leverage, including the inability to generate the necessary amount of cash to service our existing debt and the incurrence of substantial indebtedness in the future; continued availability under our credit facilities and compliance with our covenants; our ability to incur significantly more debt despite our substantial existing indebtedness; changes in the global credit markets on our ability to borrow and our counterparty credit risks; adverse economic conditions that may affect consumer demand for cruises such as declines in the securities and real estate markets, declines in disposable income and consumer confidence and higher unemployment rates; the risks associated with operating internationally; adverse events impacting the security of travel that may affect consumer demand for cruises; problems encountered at shipyards, as well as any potential claim, impairment, loss, cancellation or breach of contract in connection with any contracts we have with shipyards; emergency ship repairs, mechanical failures or accidents involving our ships and the impact of delays, costs and other factors resulting therefrom as well as scheduled maintenance, repairs and refurbishment of our ships; the total loss of one or more of our vessels as a result of a marine casualty; the impact of the spread of contagious diseases; the impact of weather and natural disasters; changes in interest rates, fuel costs, foreign currency rates or other operating costs; changes in regulations; accidents, criminal behavior and other incidents affecting the health, safety, security and vacation satisfaction of passengers and causing damage to ships, which could cause reputational harm, the modification of itineraries or cancellation of a cruise or series of cruises; intense competition from other cruise companies as well as non-cruise vacation alternatives which may affect our ability to compete effectively; the lack of acceptance of new itineraries, products or services by our targeted passengers; the possibility of environmental liabilities and other damage that is not covered by insurance or that exceeds our insurance coverage; and such other risks and uncertainties detailed in our public filings with the Securities and Exchange Commission, including but not limited to, our risk factors set forth in the fifth amendment to our registration statement on Form S-4 (333-178244) filed with the Securities and Exchange Commission on May 7, 2012. The above examples are not exhaustive. From time to time, new risks emerge and existing risks increase in relative importance to our operations. You should not place undue reliance on forward-looking statements as a prediction of actual results. Such forward-looking statements are based on our beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we will operate in the future. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based. In addition, certain financial measures in this release constitute non-GAAP financial measures as defined by Regulation G. A reconciliation of these items can be found attached hereto and on the Company's web site at www.rssc.com/about/investors.

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Revenue
Passenger ticket	$104,779	$98,190	$477,606	$437,582
Onboard and other	12,447	9,744	51,529	48,313
Total revenue	117,226	107,934	529,135	485,895

Cruise operating expense
Commissions, transportation and other	44,324	35,646	185,446	150,580
Onboard and other	2,551	1,833	12,811	12,035
Payroll, related and food	19,813	19,088	78,150	73,098
Fuel	10,822	10,410	42,573	40,592
Other ship operating	11,087	9,699	43,707	38,524
Other	1,116	1,196	9,153	14,044
Total cruise operating expense	89,713	77,872	371,840	328,873
Other operating expense
Selling and administrative	19,803	17,772	75,061	72,279
Depreciation and amortization	10,513	11,685	40,624	39,222
Total operating expense	120,029	107,329	487,525	440,374
Operating income (loss)	(2,803)	605	41,610	45,521

Non-operating income (expense)
Interest income	74	84	434	222
Interest expense	(10,931)	(8,113)	(36,287)	(31,497)
Other income (expense)	(834)	977	(2,674)	(2,928)
Total non-operating expense	(11,691)	(7,052)	(38,527)	(34,203)
Income before income taxes	(14,494)	(6,447)	3,083	11,318
Income tax (expense) benefit	(30)	(26)	(95)	139
Net income (loss)	$(14,524)	$(6,473)	$2,988	$11,457

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	As of December 31,
	2012	2011

Assets
Current assets
Cash and cash equivalents	$99,857	$68,620
Restricted cash	—	743
Trade and other receivables, net	7,279	8,319
Related party receivables	1,798	748
Inventories	6,572	5,132
Prepaid expenses	17,828	19,149
Other current assets	2,692	4,165
Total current assets	136,026	106,876
Property and equipment, net	637,324	655,360
Goodwill	404,858	404,858
Intangible assets, net	83,556	86,120
Other long-term assets	32,950	30,576
Total assets	$1,294,714	$1,283,790

Liabilities and Members' Equity
Current liabilities
Trade and other payables	$4,483	$5,752
Related party payables	131	—
Accrued expenses	43,733	41,782
Passenger deposits	169,463	159,312
Derivative liabilities	278	112
Current portion of long-term debt	—	—
Total current liabilities	218,088	206,958
Long-term debt	518,358	518,500
Other long-term liabilities	9,635	13,694
Total liabilities	746,081	739,152
Commitments and contingencies
Members' equity
Contributed capital	564,372	563,365
Accumulated deficit	(15,739)	(18,727)
Total members' equity	548,633	544,638
Total liabilities and members' equity	$1,294,714	$1,283,790

SEVEN SEAS CRUISES S. DE R.L.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Year Ended December 31,
	2012	2011
Cash flows from operating activities
Net income	$2,988	$11,457
Adjustments:
Depreciation and amortization	40,624	39,222
Amortization of deferred financing costs	2,803	3,456
Accretion of debt discount	510	424
Stock-based compensation	1,007	799
Unrealized (gain) loss on derivative contracts	(907)	732
Loss on disposals of property and equipment	303	1,174
Loss on early extinguishment of debt	4,487	7,502
Other, net	(190)	(115)
Changes in operating assets and liabilities:
Trade and other accounts receivable	(15)	5,520
Prepaid expenses and other current assets	1,350	(5,861)
Inventories	(1,440)	(2,796)
Accounts payable and accrued expenses	1,817	1,878
Passenger deposits	8,540	12,286
Net cash provided by operating activities	61,877	75,678

Cash flows from investing activities
Purchases of property and equipment	(21,679)	(31,017)
Change in restricted cash	512	(16,668)
Acquisition of intangible assets	—	(4,443)
Net cash used in investing activities	(21,167)	(52,128)

Cash flows from financing activities
Repayment of debt	(297,250)	(208,286)
Net proceeds from the issuance of debt	297,000	225,000
Debt issuance costs	(7,250)	(7,393)
Deferred payment to acquire intangible asset	(2,000)	—
Costs associated with the early extinguishment of debt	(76)	(1,393)
Net cash (used in) provided by financing activities	(9,576)	7,928

Effect of exchange rate changes on cash and cash equivalents	103	(116)
Net increase in cash and cash equivalents	31,237	31,362
Cash and cash equivalents
Beginning of period	68,620	37,258
End of period	$99,857	$68,620

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION (unaudited)

The following table sets forth selected statistical information:

	Three Months Ended December 31,		Year Ended December 31,
	2,012	2,011	2,012	2,011
Passenger Days Sold	159,285	162,370	644,950	616,490
APCD	173,880	173,880	682,920	670,950
Occupancy	91.6%	93.4%	94.4%	91.9%

Adjusted EBITDA was calculated as follows:

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2.012	2.011	2.012	2.011
Net income (loss)	$(14,525)	$(6,473)	$2,988	$11,457
Interest income	(74)	(84)	(434)	(222)
Interest expense	10,931	8,113	36,287	31,497
Depreciation and amortization	10,513	11,685	40,624	39,222
Income tax (benefit) expense, net	30	26	95	(139)
Other (income) expense	834	(977)	2,674	2,928
Equity-based compensation/transactions (a)	331	198	1,007	799
Non-recurring expenses (b)	644	555	1,482	4,006
Restructuring (c)	995	141	1,516	820
Fuel hedge gain (loss) (d)	(67)	1,082	1,310	5,125
Loss on disposal (e)	—	249	303	1,174
ADJUSTED EBITDA	$9,612	$14,515	$87,852	$96,667

(a) Equity-based compensation/transactions represent stock compensation expense in each period.
(b) Non-recurring expenses represents the net impact of time out of service as a result of unplanned and non-recurring repairs to vessels; expenses associated with consolidating corporate headquarters; non-recurring professional fees, and other costs associated with raising capital through debt and equity offerings; certain litigation fees; and the fees paid to license the name Regent in the first quarter of 2011. In February 2011, the Company amended the Regent license agreement to perpetually license the Regent name; as such we will not incur any future license fees.
(c) Restructuring charges represents non-recurring expenses associated with personnel changes, lease termination, and other corporate reorganizations to improve efficiencies.
(d) Fuel hedge gain (loss) represents the realized gain (loss) on fuel hedges triggered by the settlement of the hedge instrument and is included in other income (expense).
(e) Loss on disposal primarily represents asset write-offs during vessel dry-dock periods.

SEVEN SEAS CRUISES S. DE R.L.
NON-GAAP RECONCILING INFORMATION (unaudited)

Net Per Diem, Gross Yield and Net Yield were calculated as follows (in thousands, except Passenger Days Sold, APCD, Net Per Diem and Yield data):

	Three Months Ended December 31,		Year Ended December 31,
	2,012	2,011	2,012	2,011
Passenger ticket revenue	$104,779	$98,190	$477,606	$437,582
Onboard and other revenue	12,447	9,744	51,529	48,313
Total revenue	117,226	107,934	529,135	485,895
Less:
Commissions, transportation and other expense	44,324	35,646	185,446	150,580
Onboard and other expense	2,551	1,833	12,811	12,035
Net Revenue	$70,351	$70,455	$330,878	$323,280
Passenger Days Sold	159,285	162,370	644,950	616,490
APCD	173,880	173,880	682,920	670,950
Net Per Diem	$441.67	$433.92	$513.03	$524.39
Gross Yield	674.18	620.74	774.81	724.19
Net Yield	404.60	405.20	484.50	481.82

Gross Cruise Cost and Net Cruise Cost were calculated as follows (in thousands, except APCD and cost per APCD):

	Three Months Ended December 31,		Year Ended December 31,
	2,012	2,011	2,012	2,011
Total cruise operating expense	$89,713	$77,872	$371,840	$328,873
Selling and administrative expense	19,803	17,772	75,061	72,279
Gross Cruise Cost	109,516	95,644	446,901	401,152
Less:
Commissions, transportation and other expense	44,324	35,646	185,446	150,580
Onboard and other expense	2,551	1,833	12,811	12,035
Net Cruise Cost	62,641	58,165	248,644	238,537
Less:
Fuel	10,822	10,410	42,573	40,592
Other expense	1,116	1,196	9,153	14,044
Net Cruise Cost, excluding Fuel and Other	$50,703	$46,559	$196,918	$183,901

APCD	173,880	173,880	682,920	670,950
Gross Cruise Cost per APCD	$629.84	$550.06	$654.40	$597.89
Net Cruise Cost per APCD	360.25	334.51	364.09	355.52
Net Cruise Cost, excluding Fuel and Other, per APCD	291.60	267.77	288.35	274.09